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                                                                  EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.:

We consent to the incorporation by reference in the registration statement of our report dated February 3, 1997 which is included in the December 31, 1996 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG Peat Marwick LLP

New York, New York
November 25, 1997